As filed with the Securities and Exchange Commission on  _________, 1996
                                             Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION

                            FORM S-3

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Devon Energy Corporation
     (Exact name of registrant as specified in its charter)

           Oklahoma                          73-1474008
 (State or other jurisdiction             (I.R.S. Employer
     of incorporation or               Identification Number)
        organization)

                  20 North Broadway, Suite 1500
               Oklahoma City, Oklahoma 73102-8260
                         (405) 235-3611
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       J. Larry Nichols                       Copy To:
President and Chief Executive            Jerry A. Warren, Esq.
           Officer                    McAfee & Taft A Professional
   Devon Energy Corporation                  Corporation
20 North Broadway, Suite 1500          Two Leadership Square, Suite
Oklahoma City, Oklahoma 73102-8260                 10000
        (405) 235-3611                 Oklahoma City, Oklahoma 73102
(Name, address, including zip
 code, and telephone number,
including area code, of agent
         for service)

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ____

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: X

      If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
______________________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
_______________________________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                       CALCULATION OF REGISTRATION FEE

 Title of each     Amount to   Proposed    Proposed    Amount of
    class of          be        maximum     maximum    registration
securities to be  registered   offering    aggregate     fee
   registered                  price per   offering
                               unit (1)    price (2)
----------------------------------------------------------------------
Debt Securities
(4)
Preferred Stock,      (3)         (3)         (3)         (3)
par value $1.00
per share (5)
Common Stock,
par value $.10
per share (6)
----------------------------------------------------------------------
     Total     $75,000,000 (7)    100%   $75,000,000 (7) $25,862
======================================================================
(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection
    with   the  issuance  by  the  registrant  of  the  securities
    registered hereunder.

(2) The  proposed  maximum aggregate offering  price  has  been
    estimated   solely   for  the  purpose  of   calculating   the
    registration fee pursuant to Rule 457(o) under the  Securities
    Act of 1933.

(3) Not applicable pursuant to General Instruction II.D. of Form
    S-3.

(4) Subject to note (7) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by the registrant. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $75,000,000 less the dollar amount of any securities previously issued hereunder.

(5) Subject to note (7) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the registrant.

(6) Subject to note (7) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereunder.

(7) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $75,000,000. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

    The registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
=====================================================================

       SUBJECT TO COMPLETION, DATED ______________, 1996

                           PROSPECTUS

                    DEVON ENERGY CORPORATION

                 Common Stock, Preferred Stock
                      and Debt Securities


           Devon Energy Corporation, an Oklahoma corporation ("Devon" or the "Company"), directly or through agents, dealers or underwriters designated from time to time, may issue and sell from time to time up to $75,000,000 in the aggregate of (a) shares of common stock, $.10 par value per share, of Devon ("Common Stock"), (b) shares of Preferred Stock, $1.00 par value per share of Devon ("Preferred Stock"), in one or more series and
(c) debt securities of Devon ("Debt Securities"), or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale. The Common Stock, Preferred Stock and Debt Securities are collectively referred to herein as the "Securities." All specific terms of the offering and sale of Securities, including the specific (a) designation, rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rate or rates (or method of ascertaining the same), dividend payment dates, voting rights, liquidation preference, and any conversion, exchange, redemption or sinking fund provisions, (b) designation, rights and restrictions of the Debt Securities, whether the Debt Securities are senior or subordinated, the aggregate principal amount, the maturity, rate and time of payment of interest, and any conversion, exchange, redemption or sinking fund provisions and (c) initial public offering price, listing on any securities exchange or market, and the agents, dealers or underwriters, if any, to be utilized in connection with the sale of the Securities, will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"). Devon reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.

          -------------------------------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
     BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION NOR HAS THE SECURITIES AND
          EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
         OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                CONTRARY IS A CRIMINAL OFFENSE.
          --------------------------------------------

      The date of this Prospectus is  ___________________, 1996

            Devon may sell the Securities to or through underwriters, dealers or agents or directly to purchasers. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fee, commission or discount arrangements will be set forth in the Prospectus Supplement.

           THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF
THE SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

           IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                     AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by Devon Energy can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained at prescribed rates from the Public References Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Devon's Common Stock is listed on the American Stock Exchange, and such reports, proxy statements and other information concerning the Company may be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

           The Company has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act") with respect to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement.

**********************************************************************
*           Information contained herein is subject to  completion   *
*  or   amendment.   A  registration  statement  relating  to  these *
*  securities  has  been  filed  with the  Securities  and  Exchange *
*  Commission.  These securities may not be sold nor may  offers  to *
*  buy  be  accepted  prior  to the time the Registration  Statement *
*  becomes effective.  This prospectus shall not constitute an offer *
*  to sell or the solicitation of an offer to buy nor shall there be *
*  any  sale  of these securities in any state in which such  offer, *
*  solicitation, or sale would be unlawful prior to registration  or *
*  qualification under the securities laws of any such state.        *
**********************************************************************

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The Annual Report on Form 10-K for the fiscal year ended December 31, 1994, the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995, Current Report on Form 8K/A dated May 18, 1994 and Current Report on Form 8-K dated December 18, 1995, which have been filed with the SEC by the Company under the Securities Exchange Act of 1934 are hereby incorporated in this Prospectus by reference, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein (the "Incorporated Documents"), shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

           The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for such copies should be directed to Devon's principal office: Devon Energy Corporation, 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102, Attention: Marian J. Moon (telephone: 405/235-3611).
                ______________________________________

                           THE COMPANY

            Devon is an independent energy company engaged primarily in oil and gas exploration, development and production, and in the acquisition of producing properties. The Company owns interests in 1,300 oil and gas properties in 12 states, with the majority being in New Mexico, Texas, Oklahoma, Wyoming and Louisiana. At December 31, 1995, Devon's estimated proved reserves were 363.8 billion cubic feet of natural gas, 44.5 million barrels of oil and 9.5 million barrels of natural gas liquids, or 114.6 million barrels of oil equivalent of total proved reserves.

           During 1988 Devon expanded its capital base with its first issuance of Common Stock to the public and began a substantial expansion program. Management has utilized a two-pronged growth strategy of acquiring producing properties and engaging in controlled exploratory and development drilling activities. During the eight years ended December 31, 1995, Devon drilled 406 wells, 388 of which were successful, and consummated 15 significant acquisitions. During this same period, capital costs incurred totaled $512 million and reserve additions, including revisions, were 538 billion cubic feet ("Bcf") of natural gas, 58 million barrels of oil ("MMBbls") and 11 MMBbls of natural gas liquids. These additions, minus production and property sales, resulted in a thirteen-fold increase in reserves during the seven-year period.

          Since September 29, 1988, Devon's Common Stock has been traded on the American Stock Exchange under the symbol "DVN". The Company's executive offices and operating headquarters are located at 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260 and its telephone number is 405/235-3611.

           All references in this Prospectus to Devon or the Company include its predecessors and subsidiary corporations.

                        USE OF PROCEEDS

          Unless otherwise provided in the Prospectus Supplement, the net proceeds from the sale of Securities will be added to the Company's general funds and used for general corporate purposes including acquisitions, additions to working capital, and capital expenditures.

               RATIO OF EARNINGS TO FIXED CHARGES

            The following table sets forth the Company's consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and Preferred Stock dividends (a) for each of the years in the five years ended December 31, 1994 and for the nine months ended September 30, 1995 on an historical basis and (b) for 1994 and the nine months ended September 30, 1995 on a pro forma basis to include operating results as though the properties acquired in May, 1994 and December, 1995 had been acquired on January 1, 1994.

                         Year Ended December 31,            Nine Months Ended
                                                            September 30,
                                                      Pro             Pro
                 1990   1991    1992   1993   1994    Forma  1995    Forma
                                                      1994            1995

Ratio of earnings
(loss) to fixed
charges          2.90   (7.86)  7.97   8.24   4.80    3.31   4.31     3.20

Amount of
fixed
charges in
excess  of
earnings
(thousands)        -- $21,144<F1> --     --     --      --     --       --

Ratio of earnings
(loss) to
combined fixed
charges
and preferred
stock dividends   1.06  (3.36)  4.40   8.24   4.80    3.31   4.31     3.20

Amount of combined
fixed charges and
preferred dividends
in excess of
earnings
(thousands)         -- $24,338<F1> --     --     --      --     --       --

<F1> The year 1991 included a $25 million non-cash reduction to the carrying value of oil and gas properties.

          For purposes of computing such ratios, earnings consist of income before income taxes from continuing operations and cumulative effect of accounting change plus fixed charges net of any interest capitalized. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized, and the estimated portion of rental expense attributable to interest. The amount of Preferred Stock dividends used in the calculation of the ratio of earnings to combined fixed charges and Preferred Stock dividends is the amount of Preferred Stock dividends paid, adjusted to reflect such dividends on a pre-tax basis using Devon's historical effective tax rates.

           SUMMARY OPERATING AND FINANCIAL INFORMATION

           The following table sets forth certain historical operating and financial data of Devon. The data should be read in conjunction with the consolidated financial statements and the notes thereto of Devon included in the Incorporated Documents. The pro forma information presents the year 1994 and the first nine months of 1994 and 1995 operating results and operating data as though the properties acquired in May, 1994 and December 1995 had been acquired on January 1, 1994. It presents December 31, 1994 oil and gas reserve information and September 30, 1995 balance sheet data as though the December 1995 acquisition had occurred on such respective dates. Neither the actual nor the pro forma results are necessarily indicative of the Company's future operations.

                Year Ended December 31,       Nine Months Ended September 30,
              ------------------------------  -------------------------------
              1992    1993   1994  Pro Forma    1994   1995 Pro Forma Pro Forma
                                     1994                    1994       1995
              ------------------------------  -------------------------------
                         (Thousands, Except Per Share Data)
Operating Results
 Gas sales  $39,973  54,876  56,372  61,092   45,230  36,798  49,247  38,401
 Oil sales  $27,329  38,395  38,086  41,983   27,095  40,904  30,749  41,644
 NGL sales   $1,370   4,544   4,908   6,918    3,461   4,738   4,882   6,425
 Total      $71,564  98,757 100,773 111,400   76,963  83,184  86,055  87,213
  revenues
 Total      $52,078  72,796  79,416  91,282   58,800  65,435  68,835  70,540
  costs &
  expenses
 Earnings   $19,486  25,961  21,357  20,118   18,163  17,749  17,220  16,673
  before
  income taxes
 Cumulative           1,300
  effect of
  change in
  accounting
  principle
 Net        $14,615  20,486  13,745  13,029   11,987  10,117   11,054   9,084
  earnings
 Net earnings $0.94    0.98    0.64    0.59     0.56    0.46     0.50    0.41
  per share
 Weighted    13,802  20,822  21,552  21,993   21,387  22,065   21,977  22,065
  average common
  shares outstanding
Operating Data
 Production:
  Gas (MMcf) 28,374  35,598  39,335  42,547   30,096  27,555   32,454  29,165
  Oil (MBbls) 1,446   2,337   2,467   2,748    1,776   2,436    2,039   2,487
  NGLs (MBoe)   112     411     501     699      369     436      518     586
  Total      37,722  52,084  57,145  63,229   42,969  44,791   47,796  47,603
   (EMMcf)
 Average Sales Price:
 Gas (Per Mcf)$1.41    1.54    1.43    1.44     1.50    1.34     1.52    1.32
 Oil(Per Bbl)$18.89   16.43   15.44   15.28    15.25   16.79    15.08   16.74
 NGLs(Per    $12.28   11.06    9.79    9.90     9.38   10.86     9.42   10.96
     Boe)
 Total (Per   $1.82    1.88    1.74    1.74     1.76    1.84     1.78    1.82
    EMcf)
 Average      $0.61    0.64    0.55    0.56     0.54    0.57     0.56    0.56
   lifting cost
   per EMcf
 General &    $0.17    0.15    0.15    0.15     0.14    0.14     0.13    0.13
  administrative
  cost per EMcf

                               December 31,                    September 30,
                      ------------------------------------  -------------------
                      1992    1993   1994  Pro Forma  1995   1995   Pro Forma
                                             1994                    1995
                      ------------------------------------  -------------------
                            (Thousands, Except Per Share Data)

Balance Sheet Data
 Total assets     $225,973  285,553  351,448  397,981   <F1>   368,259  414,792
 Long-term debt    $54,451   80,000   98,000  144,000   <F1>    97,000  143,000
 Stockholders'    $153,267  172,900  206,406  206,406   <F1>   215,172  215,172
  equity

Oil and Gas Reserve Information
 Net Proved Reserves:
  Gas (MMcf)       263,598  369,254  347,560  409,717   363,846    NA       NA
  Oil (MBbls)       16,349   14,897   42,165   43,984    44,466    NA       NA
  NGLs (MBoe)        1,011    1,854    5,442    9,293     9,469    NA       NA
  Boe               61,293   78,293  105,534  121,563   114,576    NA       NA
Estimated Future  $483,418  633,560  711,055  826,812   927,811    NA       NA
Net Revenue <F2>
10% Present Value $314,566  380,471  398,206  455,645   534,248    NA       NA
of Estimated
Future Net
Revenue <F2>

<F1> Financial data for the year ended December 31, 1995 was not available at the time of filing.
<F2> No effect is given to future income taxes.
NA  Not applicable

                  DESCRIPTION OF CAPITAL STOCK

General

            The   authorized   capital   stock   of   Devon   consists   of
40,000,000 shares of Common Stock, par value $0.10 per share, and 3,000,000 shares of Preferred Stock, par value $1.00 per share.

Common Stock

           As of December 31, 1995 there were 22,111,896 shares of Common Stock outstanding and held of record by approximately
1,200   stockholders.   Holders   of   Common   Stock   are   entitled   to
receive dividends out of funds legally available therefor when and if declared by the Board of Directors. Devon commenced paying quarterly cash dividends on its Common Stock on June 30, 1993, in the amount of $0.03 per share. Total dividends for each of the years ended December 31, 1994 and 1995 were $0.12 per share. Devon anticipates continuing to pay regular quarterly dividends in the foreseeable future.

            Subject   to   the  voting  rights  of  the  holders   of   any
outstanding shares of Preferred Stock, all voting rights are vested in the holders of shares of Common Stock, each share being entitled to one vote on all matters submitted to a vote of stockholders. Holders of Devon Common Stock are not entitled to cumulative voting rights for the election of directors.

            Except   pursuant   to   Devon's  Rights  Agreement   described
below,   holders  of  Common  Stock  have  no  preemptive,  conversion   or
other rights to subscribe for or purchase any securities of Devon. The holders of Common Stock are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. Upon liquidation or dissolution of Devon, whether voluntary or
involuntary,   the   holders  of  Common  Stock  are  entitled   to   share
ratably   in   the  assets  of  Devon  available  for  distribution   after
provision for creditors and holders of Preferred Stock which Devon may issue in the future.

            Classified  Board;  Removal  of  Directors.   The   Bylaws   of
the   Company  provide  that  the  members  of  the  Company's   Board   of
Directors   are   divided   into  three  classes   as   nearly   equal   as
possible. Each class is elected for a three-year term. At each annual meeting of the shareholders, approximately one-third of
the   members  of  the  Board  of  Directors  are  elected  for  a   three-
year term and the other directors remain in office until their respective three-year terms expire. Furthermore, the Bylaws of the Company provide that neither any director nor the Board of Directors may be removed without cause, and any removal for cause would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the Board of Directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the Board of Directors could be changed. The Bylaws of the Company provide that the bylaw provision relating to the classified board and removal of directors cannot be altered, amended or repealed without the approval of the holders of at least two-thirds of the outstanding shares entitled to vote thereon.

Preferred Stock

            The   Preferred   Stock   (which  is   of   a   type   commonly
referred  to  as  "blank  check  preferred")  may  be  issued  in  one   or
more series and Devon's Board of Directors is authorized to establish certain attributes of such series including, but not limited to, (i) the designation and number of shares constituting each series, (ii) the dividend rate payable and whether such dividends are cumulative or non-cumulative, (iii) voting rights, if any, (iv) redemption rights, if any, (v) conversion or preference rights, if any, and (vi) any other rights and qualifications, preferences and limitations or restrictions on the shares of such series. With the exception of the Series A
Junior Participating Preferred Stock discussed below, attributes of the Preferred Stock have not been designated.

     Series A Preferred Stock

             Devon's   Board   of   Directors   has   designated    300,000
shares of Preferred Stock as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") in connection with the share rights plan described below. See "Share Rights Plan" for a description of the Series A Preferred Stock. The Series A Preferred Stock ranks prior to the Common Stock but junior to all series of any other class of Preferred Stock. No Series A Preferred Stock has been issued.

     Additional Series

           The Board of Directors of Devon may direct the issuance of an additional 2,700,000 shares of Preferred Stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by the Board of Directors pursuant to a certificate of designation without any
further   vote  or  action  by  Devon's  stockholders.   The  issuance   of
Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Devon. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of Preferred Stock will be described in the
Prospectus Supplement relating to that series. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in a Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to that series. The applicable Prospectus Supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock described in such Prospectus Supplement.

            The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by the
certificate   of  designation  relating  to  such  series.   A   Prospectus
Supplement, relating to each series, will specify the terms of the Preferred Stock as follows:

            (a)   The   maximum   number  of  shares  to   constitute   the
series and the distinctive designation thereof;

           (b) The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

           (c) The price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

             (d)   The   liquidation   preference,   if   any,   and    any
accumulated  dividends  thereof,  that  the  holders  of  shares   of   the
series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of Devon;

            (e) Whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

            (f)   The   terms  and  conditions,  if  any,  on   which   the
shares   of   the  series  shall  be  convertible  into,  or   exchangeable
for, shares of any other class or classes of capital stock of Devon or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion, or exchange and the method, if any, of adjusting the same;

            (g)   The  voting  rights,  if  any,  of  the  shares  of   the
series; and

             (h)    Any    or   all   other   preferences   and   relative,
participating     operational    or     other     special     rights     or
qualifications, limitation or restriction thereof.

Share Rights Plan

            Under the Rights Agreement dated as of April 17, 1995 (the "Rights Agreement"), between Devon and The First National
Bank of Boston, as rights agent, stockholders have one right with respect to each share of Common Stock held. The certificates representing outstanding shares of Common Stock also evidence one right for each share represented and contain a legend incorporating the Rights Agreement by reference. The rights will separate from the stock and separate right certificates will be distributed (the "Distribution Date") upon the earlier to occur of ten business days following (i) a public announcement that a person or group (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of voting stock ("Voting Shares") (the "Stock Acquisition
Date") or (ii) the commencement of a tender offer or exchange offer that could result in a person or group beneficially owning 15% or more of the outstanding Voting Shares. The rights are not exercisable until the separate right certificates have been distributed and will expire at the close of business on April 16, 2005, unless earlier redeemed by Devon. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with rights.

            After   the   Distribution  Date,  each  right   entitles   the
registered holder, except an Acquiring Person, to purchase one one-hundredth of a share of Series A Preferred Stock at a purchase price of $75.00, subject to adjustment in certain circumstances. Holders of the Series A Preferred Stock will be entitled to receive cumulative quarterly dividends in an amount per share equal to the greater of $10 or 100 times the aggregate per share amount of all dividends (other than stock dividends)
declared   on   Common  Stock  since  the  first  issuance  of   Series   A
Preferred Stock. Holders of the Series A Preferred Stock will be entitled to 100 votes per share (subject to adjustment to prevent dilution) on all matters submitted to a vote of the stockholders. The Series A Preferred Stock is neither redeemable nor convertible. Before the holders of Common Stock or any other junior stock receive any liquidating distributions, the holders of shares of Series A Preferred Stock are entitled to a liquidation preference from available assets of Devon of $100 per share, plus accrued and unpaid dividends, but in any event such holders are entitled to receive an aggregate distribution per share which is equal to 100 times the aggregate amount to be distributed per share of Common Stock.

            After a person becomes an Acquiring Person, each right not beneficially owned by an Acquiring Person entitles its holder to purchase, in lieu of Series A Preferred Stock, Devon Common Stock having a value equal to two times the exercise price of the right ($75.00, subject to adjustment to prevent dilution).

             Under   the   share   rights   plan,   if   certain   business
combinations occur, each holder of an exercisable right will have the right to receive, upon exercise of the right, common stock of the acquiror having a value equal to two times the exercise price of the right ($75.00, subject to adjustment to prevent dilution).

            Until   ten  business  days  following  the  Stock  Acquisition
Date, Devon may redeem the rights in whole, but not in part, at a price of $0.01 per right. Under certain circumstances, the
decision  to  redeem  requires  the  concurrence  of  a  majority  of   the
directors who were directors prior to the Stock Acquisition Date and successors nominated or approved by them.

            Until   a   right   is  exercised,  the  holder   thereof,   as
such, has no rights as a stockholder. While the distribution of the rights will not be taxable to shareholders or to Devon, shareholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Common Stock of Devon or for common stock of the Acquiring Person as set forth above.

            The provisions of the Rights Agreement, including the Purchase Price, may be amended by the Board of Directors of Devon prior to the Distribution Date. After the Distribution Date, the Board may amend the Rights Agreement to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement (except the time period governing redemption of the rights).

Business Combinations

              Devon's     Certificate     of     Incorporation     contains
limitations upon business combinations with an "interested stockholder" or affiliate thereof. An "interested stockholder" is one who is the beneficial owner of 15% or more of the outstanding voting stock of the Company. Business combinations with an interested stockholder are prohibited for a period of
three   years  following  the  date  such  person  becomes  an   interested
stockholder. However, business combinations with an interested stockholder may be effected if (i) prior to such date the board of directors approved either the business combination or the transaction which resulted in such a party becoming an interested stockholder, (ii) pursuant to the transaction which resulted in his becoming an interested stockholder, the interested stockholder acquired at least 85% of the outstanding voting stock of the Company excluding stock held by officers and directors and certain employee stock plans or (iii) the business combination is approved  by  the  board  of  directors and  authorized  at  an  annual  or special meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.


                 DESCRIPTION OF DEBT SECURITIES

            The   following   description  of  the  terms   of   the   Debt
Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of any Debt Securities and the extent, if any, to which such general provisions will not apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

           The Debt Securities will be issued from time to time in series under an indenture (the "Indenture"), between the Company and a Trustee. The statements set forth below are brief summaries of certain provisions contained in the Indenture, which summaries do not purport to be complete and are qualified in their entirety by reference to the form of Indenture, a copy of which is an exhibit to the Registration Statement of which this
Prospectus is a part. Reference is made to the Indenture for all words capitalized in this section and not herein defined.

            The   Indenture   does   not   limit   the   amount   of   Debt
Securities which may be issued thereunder and Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Debt
Securities will be unsecured, senior indebtedness of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

            Reference  is  made  to  the  Prospectus  Supplement  for   the
following terms of each series of Debt Securities in respect to which this Prospectus is being delivered: (i) the designation, date, aggregate principal amount, currency or currency unit of payment and authorized denominations of such Debt Securities;
(ii)    initial   public   offering   price   or   prices   of   the   Debt
Securities and any discounts or commissions paid to underwriters, dealers or agents in connection therewith; (iii) the date or dates on which such Debt Securities will mature (which may be fixed or extendible); (iv) the rate per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate; (v) the dates, if any, on which such interest will be payable; (vi) the terms of any mandatory or
optional   redemption  (including  any  sinking,  purchase   or   analogous
fund)   and   any   purchase   at   the  option   of   holders   (including
whether   any  such  purchase  may  be  paid  in  cash,  Common  Stock   or
other securities or property); (vii) whether such Debt Securities are to be issued in the form of Global Securities (as defined below) and, if so, the identity of the Depository; and (viii) any other specific terms.

Global Securities

           The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, the Debt Depository identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in individually certificated form, a Global Security may not be transferred except as a whole to a nominee  of  the  Debt  Depositary  for  such  Global  Security,  or  by  a nominee for the Debt Depositary to the Debt Depositary, or to a successor of the Debt Depositary or a nominee of such successor.

            The   specific   terms  of  the  depositary  arrangement   with
respect to any series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in a Global Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

Ranking

            The  Debt  Securities  will  be  senior  indebtedness  of   the
Company   and  will  be  direct,  unsecured  obligations  of  the  Company, ranking on a parity with all other unsecured and unsubordinated indebtedness of the Company.

Subsidiary Guarantees of Senior Notes

             Devon    Energy   Corporation   (Nevada)   and   each    other
subsidiary of the Company that has total assets as of the end of the most recent fiscal year (as set forth on the balance sheet of such  subsidiary  prepared  in  accordance  with  GAAP)  as  set  forth  in
the   Indenture,   will  guarantee  the  Senior  Notes.    Each   Guarantor
will   guarantee,  jointly  and  severally,  to  each  holder   of   Senior
Notes and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Senior Notes,
including   the   payment   of  principal  of,   premium,   if   any,   and
interest on the Senior Notes pursuant to its Subsidiary Guarantee. The Subsidiary Guarantees will be general unsecured senior obligations of each respective Guarantor, and will rank senior in right of payment to all existing and future Subordinated Indebtedness of the Guarantors. The Subsidiary Guarantees will rank pari passu in right of payment with all existing and future senior Indebtedness of the Guarantors. The Subsidiary Guarantees will be effectively subordinated, however, to secured Indebtedness of the Guarantors to the extent of the assets securing that Indebtedness.

Covenants of the Company

            The   Indenture  provides  that  the  Company  will  not  merge
or consolidate with or into, or convey or transfer its property substantially as an entirety to, any person unless (a) the successor is organized and existing under the laws of the United States or any State or the District of Columbia, (b) the
successor   assumes   the  Company's  obligations   under   the   Indenture
and the Debt Securities issued under the Indenture on the same terms and conditions and (c) immediately after giving effect to such transaction, there is no default under the Indenture. Any additional covenants pertaining to a series of Debt Securities will be set forth in a Prospectus Supplement relating to such series of Debt Securities.

Defeasance

            The  Indenture  provides  that  the  Company,  at  its  option,
(a) will be discharged from any and all obligations in respect of any series of Debt Securities (except in each case for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or
(b) need not comply with the covenant described above under "Covenants of the Company" and any other restrictive covenant described in a Prospectus Supplement relating to such series of Debt Securities, and certain "Events of Default" as described hereafter under "Events of Default, Notice and Waiver" (other than those arising out of the failure to pay interest or principal on the Debt Securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of Debt Securities, in each case if the Company deposits with the applicable Trustee, in trust, money or the equivalent in
securities   of   the  U.S.  government  or  government   agencies   backed
by the full faith and credit of the U.S. government, or a combination thereof, which through the payment of interest
thereon  and  principal  thereof  in  accordance  with  their  terms   will
provide   money   in  an  amount  sufficient  to  pay  all  the   principal
(including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance
with  the  terms  of  such  series.   To  exercise  any  such  option,  the
Company is required, among other things, to deliver to the Trustee an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes
and,   in   the   case   of   a   discharge   pursuant   to   clause   (a),
accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service and (ii) the
creation   of  the  defeasance  trust  will  not  violate  the   Investment
Company Act of 1940. In addition, the Company is required to deliver to the Trustee an Officers' Certificate stating that such deposit was not made by the Company with the intent of preferring the holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

Events of Default, Notice and Waiver

            The   Indenture   provides  that,  if  an  Event   of   Default
specified therein with respect to any series of Debt Securities issued thereunder shall have happened and be continuing, either the Trustee hereunder or the holders of a percentage of the aggregate principal amount of the outstanding Debt Securities of such series as set forth in the Indenture (or a percentage in aggregate principal amount of all outstanding Debt Securities under the Indenture as set forth in the Indenture, in the case of certain Events of Default affecting all series of Debt Securities under the Indenture) may declare the principal of all the Debt Securities of such series to be due and payable.

            Events  of  Default  in  respect  of  any  series  are  defined in the Indenture as being (i) default for 30 days in payment of any interest installment with respect to such series; (ii) default in payment of principal of, or premium, if any, on, or any sinking fund or analogous payment with respect to, Debt Securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise; (iii) default for 90 days after notice to the Company
by   the   Trustee   thereunder  or  by  holders   of   a   percentage   in
aggregate   principal  amount  of  the  outstanding  Debt   Securities   of
such series as set forth in the Indenture in the performance of any covenant in such Indenture with respect to Debt Securities of such series; (iv) failure to pay when due, upon final maturity or upon acceleration, the principal amount of any indebtedness for money borrowed of the Company in excess of a set amount as set forth in the Indenture, if such indebtedness is not discharged, or such acceleration annulled, within 60 days after written notice; and (v) certain events of bankruptcy, insolvency and
reorganization   with  respect  to  the  Company  or  any  subsidiary   (a)
having a fair market value aggregating 50% or more of the total fair market value of all of the Company's consolidated assets,
(b) accounting for 50% or more of the total value of all the Company's assets as shown on the consolidated balance sheet of the Company as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or
(c)   accounting   for   50%   or  more  of  the   Company's   consolidated
earnings as would be shown on or derived from a consolidated income statement for the twelve months preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect ("Material Subsidiary") which is organized under the laws of the United States or any political subdivision thereof.

            Any additions, deletions or other changes to the Events of Default which will be applicable to a series of Debt Securities will be described in the Prospectus Supplement relating to such series of Debt Securities.

             The Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of such series notice of all uncured and unwaived Defaults known to it; provided that, except in the case of Default in the payment of principal of, premium, if any, or interest, if any, on any of the Debt Securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series.

             The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of
Default   to   act   with   the   required  standard   of   care,   to   be
indemnified by the holders of the Debt Securities before proceeding to exercise any right or power under the Indenture at the request of holders of the Debt Securities.

            The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of  any  series  may  direct  the  time, method  and  place  of  conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series.

            The  Indenture  includes  a  covenant  that  the  Company  will
file   annually   with  the  Trustee  a  certificate  of  no   Default   or
specifying any Default that exists.

             In   certain   cases,   the   holders   of   a   majority   in
principal  amount  of  the  outstanding  Debt  Securities  of  any   series
may on behalf of the holders of all Debt Securities of such series waive any past Default or Event of Default with respect to the Debt Securities of such series or compliance with certain provisions of the Indenture, except, among other things, a Default not theretofore cured in payment of the principal of, or premiums, if any, or interest, if any, on any of the Debt Securities of such series.

Modification of the Indentures

           The Company and the Trustee may, without the consent of the holders of the Debt Securities, enter into indentures supplemental to the Indenture for, among others, one or more of the following purposes: (i) to evidence the succession of another person to the Company, and the assumption by such successor of the Company's obligations under the Indenture and the Debt Securities of any series; (ii) to add covenants of the Company, or surrender any rights of the Company, for the benefit of the
holders   of  covenants  of  the  Company,  or  surrender  any  rights   of
the Company, for the benefit of the holders of Debt Securities of any or all series; (iii) to cure any ambiguity, or correct any inconsistency in the Indenture; (iv) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of Debt Securities or to facilitate the administration of the trusts thereunder by one or more trustees
in   accordance  with  the  Indenture;  (v)  to  establish  the   form   or
terms of any series of securities; and (vi) to provide any additional Events of Default.

             The    Indenture    contains   provisions    permitting    the
Company and the Trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series to be affected, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Debt Securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected Debt Securities, among other things, change the fixed maturity of any Debt Securities, or reduce  the  principal  amount  thereof,  or  reduce  the  rate  or  extend the time of payment of interest thereon, or reduce the number of shares of Common Stock to be delivered by the Company in respect of a conversion of convertible Debt Securities or reduce the aforesaid percentage of Debt Securities of any series the consent of the holders of which is required for any such supplemental indenture.

The Trustee

            The Company may appoint a separate Trustee for any series of Debt Securities. As used herein in the description of a series of Debt Securities, the term "Trustee" refers to the
Trustee appointed with respect to such series of Debt Securities. The Trustee is a depository for funds and performs other services for, and may transact other banking business with, the Company and its subsidiaries in the normal course of business.


                      PLAN OF DISTRIBUTION

            The   Company  may  sell  the  Securities  to   one   or   more
underwriters or dealers for public offering and sale by them or may sell the Securities to investors directly or through agents.
The Prospectus Supplement with respect to the Securities offered thereby describes the terms of the offering of such Securities and the method of distribution of the Securities offered thereby and identifies any firms acting as underwriters, dealers or agents in connection therewith.

            The  Securities  may  be  distributed  from  time  to  time  in one or more transactions at a final price or prices (which may be changed) or at prices determined as specified in the Prospectus
Supplement. In connection with the sale of the Securities, underwriters, dealers or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Certain of the underwriters, dealers or agents who participate in the distribution of the Securities may engage in other transactions with, and perform other services for, the Company in the ordinary course of business.

            Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the
Securities,   and   any  discounts,  concessions  or  commissions   allowed
to underwriters to dealers, are set forth in the Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled under agreement entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

            The  Securities  may  or  may  not  be  listed  on  a  national
securities   exchange   and  no  assurances  can  be   given   that   there
will be a market for the Securities.

                         LEGAL OPINIONS

            Certain   legal  matters  in  connection  with  the  Securities
will be passed upon for the Company by McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma, and for the Underwriters, if any, named in the Prospectus Supplement, by their legal counsel, also named in the Prospectus Supplement.

                            EXPERTS

            The   consolidated  financial  statements   and   schedule   of
Devon Energy Corporation and subsidiaries as of and for each of the years in the three-year period ended December 31, 1994, incorporated by reference herein and in the Registration Statement, appearing in the Company's Annual Report on Form 10-K have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated
financial    statements   refer   to   a   change   in   the   method    of
accounting for income taxes to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

            The   statement  of  revenues  and  direct  operating  expenses
of the Worland Properties for the year ended December 31, 1994, incorporated by reference herein, appearing in the Company's Current Report on Form 8-K dated December 18, 1995, has been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

             The    consolidated   balance   sheets    of    Alta    Energy
Corporation and subsidiaries as of June 30, 1992 and 1993, and the related consolidated statements of operations, stockholders'
equity and cash flows for each of the years in the three-year period ended June 30, 1993, incorporated by reference herein, appearing in the Company's Current Report on Form 8-K/A dated May 18, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated
financial    statements   refer   to   a   change   in   the   method    of
accounting for income taxes to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

===========================================================================
No person is authorized to give
any  information or to make any
representations   other    than
those    contained   in    this
Prospectus  or any accompanying
Prospectus    Supplement     in               Devon
connection with the offer  made         Energy Corporation
by   this  Prospectus  or   any
Prospectus Supplement  and,  if
given   or  made,  such   other
information  or representations
must  not  be  relied  upon  as
having  been authorized by  the            $75,000,000
Company  or by any underwriter,
dealer    or    agent.     This            Common Stock
Prospectus  and any  Prospectus          ($.10 Par Value)
Supplement do not constitute an
offer to sell or a solicitation          Preferred Stock
of   an   offer  to   buy   any         ($1.00 Par Value)
securities other than those  to
which they relate.  Neither the          Debt Securities
delivery of this Prospectus and
any   accompanying   Prospectus
Supplement nor any sale  of  or
offer  to  sell the  Securities
offered hereby shall, under any
circumstances,    create     an
implication that there has been
no change in the affairs of the        P R O S P E C T U S
Company or that the information
herein  is  correct as  of  any
time  after  the  date  hereof.
This    Prospectus   and    any
accompanying         Prospectus
Supplement do not constitute an
offer to sell or a solicitation
of  an offer to buy any of  the
Securities  offered  hereby  in
any state to any person to whom
it  is  unlawful to  make  such
offer  or solicitation in  such
state.

==========================================================================

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      Set forth below is an itemization of the estimated costs expected to be incurred in connection with the offer and sale of the securities registered hereby.

          Securities Act Registration Fee .....   $26,000
          Printing Expenses ...................  ______
          Legal Fees and Expenses .............  ______
          Accounting Fees and Expenses ........  ______
          Trustees Fees and Expenses ..........  ______
          Postage and Freight .................  ______
          Miscellaneous .......................  ______
            Total ............................. $______

Item 15.  Indemnification of Directors and Officers.

      The Oklahoma General Corporation Act, under which the Registrant is incorporated, permits indemnification against expenses, including attorneys' fees, actually and reasonably incurred by such persons in connection with the defense of any action, suit or proceeding in which such a person is a party by reason of his being or having been a director, employee or agent of the Registrant, or of any corporation, partnership, joint venture, trust or other enterprise in which he served as such at the request of the Registrant, provided that he acted in good faith and in a manner reasonable believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and provided further (if the threatened, pending or completed action or suit is by or in the right of the corporation) that he shall not have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation (unless the court determines that indemnity would nevertheless be proper under the circumstances). Article Ninth of Registrant's Certificate of Incorporation, provides for the elimination of directors' liability for monetary damages for a breach of certain fiduciary duties and for indemnification of directors, officers, employees or agents of Devon as permitted by the Oklahoma General Corporation Act.
These provisions cannot be amended without the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote. Under Devon's Certificate of Incorporation, even though Devon's directors stand in a fiduciary relation to Devon, they are not liable to stockholders of Devon for damages for breach of any such fiduciary duty, except that a director will be personally liable for (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) the payment of dividends or redemption or purchase of stock in violation of the Oklahoma General Corporation Act, (iii) any breach of the duty of loyalty to Devon or its stockholders or
(iv) any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Registrant's Certificate of Incorporation, also provides for indemnification of the Registrant's directors and officers. Such Article also permits the Registrant to purchase and maintain insurance on behalf of the Registrant's directors and officers against any liability arising out of their status as such, whether or not Registrant would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933.

Item 16.  Exhibits.

1    Form of Underwriting Agreement*

4.1 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on
     Form 8-B filed on June 7, 1995).

4.2  Rights  Agreement between Registrant and the First  National
     Bank  of Boston (incorporated herein by reference to Exhibit
     4.2 to Registrant's Registration Statement on Form 8-B filed on June 7, 1995).

4.3  Form of Debt Securities*

4.4  Form of Indenture*

4.5  Form of Preferred Stock Designations*

4.6 Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit B to Registrant's definitive proxy statement for its 1995 Annual Meeting of Shareholders filed on April 21, 1995).

4.7 Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form 8-B filed on June 7, 1995).

5    Opinion of McAfee & Taft A Professional Corporation.*

12   Computation  of  Ratio  of Earnings  to  Fixed  Charges  and
     Combined Fixed Charges and Preferred Stock Dividends.

23.1 Consent  of  KPMG  Peat Marwick LLP (with respect  to  Devon
     Energy Corporation and the Worland Properties).

23.2 Consent  of  KPMG  Peat Marwick LLP (with  respect  to  Alta
     Energy Corporation).

23.3 Consent of McAfee & Taft A Professional Corporation is included herewith as part of Exhibit 5 and is incorporated herein by reference.

23.4 Consent of LaRoche & Associates

24 Power of Attorney is included herewith as part of Signatures and is incorporated herein by reference.

*    To be filed by amendment

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

           (i)   To  include any prospectus required  by  Section
10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii)        To   include   any   material information
with respect  to  the  plan  or  distribution   not previously
disclosed in  the  Registration  Statement  or any material change
to  such  information  in  the   Registration Statement;  provided,
however, that (a)(1)(i) and  (a)(1)(ii)  of this  Section  do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission  by the Registrant pursuant to Section 13  or  Section
15(d)   of   the  Securities  Exchange  Act  of  1934  that   are
incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 43A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424 (b)(1) or (4) or 497(HN) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in this Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.

                           SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on February 8, 1996.

                              DEVON ENERGY CORPORATION

                              By J. Larry Nichols
                                 J. Larry Nichols, President


                        POWER OF ATTORNEY

           The Registrant and each person whose signature appears below hereby authorize and constitute J. Larry Nichols, H.R. Sanders, Jr. and H. Allen Turner, and each of them, severally, as their true and lawful attorneys-in-fact, with full power to act alone, to (i) file one or more amendments (including post effective amendments) to this Registration Statement, which amendments may make such changes in the Registration Statement as such attorneys-in-fact deem appropriate, (ii) to execute in the name and on behalf of the Registrant and any of the undersigned, individually and in each capacity stated below, any such amendments to this Registration Statement, and (iii) to do and perform each and every act such attorneys-on-fact deem appropriate to cause the Registration Statement, as amended, to become effective.

           Pursuant to the requirements of the Securities Act  of
1933,  this  Registration  Statement  has  been  signed  by   the
following persons in the capacities and on the dates indicated.

    Signatures               Title                   Date

 John W. Nichols       Chairman of the        )
 John W. Nichols       Board and Director     )
                                              )
                                              )
                                              )
 J. Larry Nichols      President, Chief       )
 J. Larry Nichols      Executive Officer      )
                       and Director           )
                                              )
                                              )
 H. R. Sanders, Jr.    Executive Vice         )
 H. R. Sanders, Jr.    President and          )
                       Director               )
                                              )
                                              )
 William T. Vaughn                            )
 William T. Vaughn     Vice President -       )
                       Finance and Chief      ) February 8, 1996
                       Financial Officer      )
                                              )
 Danny J. Heatly                              )
 Danny J. Heatly       Controller             )
                                              )
                                              )
                                              )
 Thomas F. Ferguson                           )
 Thomas F. Ferguson    Director               )
                                              )
                                              )
                                              )
 David M. Gavrin                              )
 David M. Gavrin       Director               )
                                              )
                                              )
                                              )
 Michael E. Gellert                           )
 Michael E. Gellert    Director               )
                                              )
                                              )
                                              )

                        INDEX TO EXHIBITS


Exhibit                                                     Page
  No.                                                        No.

1         Form of Underwriting Agreement.                     **
4.1       Form of Common Stock Certificate.                   *
4.2       Rights Agreement between Registrant and the         *
          First National Bank of Boston.
4.3       Form of Debt Securities.                            **
4.4       Form of Indenture.                                  **
4.5       Form of Preferred Stock Designations.               **
4.6       Certificate of Incorporation of Registrant.         *
4.7       Bylaws of Registrant.                               *
5         Opinion of McAfee & Taft A Professional             **
          Corporation.
12        Computation of Ratio of Earnings to Fixed
          Charges and Combined Fixed Charges and Preferred
          Stock Dividends.
23.1      Consent of KPMG Peat Marwick LLP (with respect
          to Devon Energy Corporation and the Worland
          Properties).
23.2      Consent of KPMG Peat Marwick LLP (with respect
          to Alta Energy Corporation).
23.3      Consent of McAfee & Taft A Professional             **
          Corporation is included herewith as part of
          Exhibit 5 and is incorporated herein by
          reference.
23.4      Consent of LaRoche & Associates.
24        Power of Attorney is included herewith as part      *
          of Signatures and is incorporated herein by reference.

*  Incorporated by reference.
** To be filed by amendment.